Exhibit 99.01

WindStream Technologies to Launch TowerMill® in

The Bahamas

Pilot to Demonstrate Continuous Clean Energy Solution for Telecom Industry

NORTH VERNON, IN — (Marketwired) — 04/07/2015 — WindStream Technologies, Inc. (OTCQB: WSTI) (“WindStream” or the “Company”) announced today the first deployment of its TowerMill® technology in Nassau, Bahamas. The TowerMill® pilot is designed to provide energy on a continuous basis to power all of the electronics for the tower’s full functionality. The TowerMill® is another product line in the Company’s portfolio and is a derivative of WindStream’s patented SolarMill® renewable energy technology. Configured to provide autonomous power to telecommunications towers globally, the TowerMill® uses wind and solar energy to charge a battery bank and, as a fail safe, has a fuel-based generator set as a last resort back-up if the batteries cannot provide the needed power.

The TowerMill® pilot in The Bahamas can be seen here: http://www.windstream-inc.com/products/towermill

This Bahamas pilot has a hybrid capacity of 10KW, and is installed where there is no available connection to the utility grid. The wind resources in The Bahamas, in combination with solar energy, create the opportunity to recharge batteries up to 24hrs daily, and to greatly improve energy availability and customer reliability. In addition to the elimination of noise and air pollution from the onsite generator, the need for daily refueling is substantially reduced.

The integration of the TowerMill® with the cell tower equipment will be commissioned later this week by Walker Industries, a certified solar energy provider in The Bahamas offering design, installation, and maintenance of photovoltaic systems. “We are extremely excited to partner with WindStream on the installation of the TowerMill®. We see this installation as a bold step in revolutionizing the renewable energy landscape in The Bahamas,” said Ralph Walker, General Manager of Walker Industries.

“We are elated to expand our core applications of the SolarMill® and deepen our product penetration with our clients. High energy costs and diesel fuel prices, in particular at greater than $4.50 per gallon in The Bahamas, are critical challenges facing mobile service carriers, in maintaining service reliability to their customers. The TowerMill® as a clean energy solution meets these challenges head on,” said Rolf Simmonds, VP of Business Development at WindStream. ”With greater than 20 similar off-grid telecom towers in The Bahamas, all driven from costly diesel generators and an estimated more than 640,000 worldwide, the TowerMill® presents a unique opportunity for the Company as way for owner/operators all over the world to reduce cost and provide consistent energy to a device that must achieve 100% uptime for reliability sake.”

With data taken from this first pilot, the Company will market the TowerMill® to other telecommunication companies around the world who face the same cost drivers and challenges of providing 100% reliability for its subscribers while reducing cost and responding to governmental regulation demanding the switch to renewable resources.

About WindStream Technologies:

Founded in 2008, WindStream Technologies, (OTCQB: WSTI), is headquartered in North Vernon, Indiana. WindStream Technologies was established to create global low-cost hybrid, renewable energy solutions for urban, suburban, and on and off-grid environments. Made in the USA, its patented SolarMill® hybrid wind and solar system technology is a distributed energy solution, which produces continuous renewable energy for customers. Learn more by visiting: http://www.windstream-inc.com.

Forward-Looking Statements

Certain statements in this press release constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward-looking words such as “anticipate,” “believe,” “forecast,” “estimate,” “expect” and “intend,” among others. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs but they involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements, such as business and political conditions in the geographic areas in which we sell our products; weather and natural disasters; changing interpretations of generally accepted accounting principles; outcomes of government reviews; inquiries and investigations and related litigation; continued compliance with government regulations; legislation or regulatory environments, requirements or changes adversely affecting the businesses in which we are engaged.

Investors should read the risk factors set forth in the Annual Report on Form 10-K filed with the SEC on April 11, 2014 and future periodic reports filed with the Securities and Exchange Commission. The information set forth herein should be read in light of such risks. You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. The forward-looking statements made herein speak only as of the date of this press release and the Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

Media Contact:

Caitlin Ertel

certel@windstream-inc.com

Investor Contact:

Mike Porter

Porter, LeVay and Rose

212.564.4700

mike@plrinvest.com

Source: WindStream Technologies, Inc.

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